Exhibit 99.1

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the conference call to announce Orexigen and Takeda’s partnership for Contrave. My name is Tawanda and I will be your coordinator for today. At this time all participants are in listen-only mode. Later we will conduct a question-and-answer session. (Operator Instructions)

As a reminder this conference is being recorded for replay purposes. I would now like to turn the conference over to your host, Ms. Heather Turner, the Company’s General Counsel. You may proceed.

Heather Turner - Orexigen Therapeutics, Inc. - SVP, General Counsel & Secretary

Hello and thank you for joining us to discuss the announcement of our North American commercial collaboration for Contrave with Takeda. I’m joined on this call by Mike Narachi, Chief Executive Officer; Mark Booth, Chief Commercial Officer; Jay Hagan, Senior Vice President of Business Development; and Graham Cooper, our Chief Financial Officer.

This morning we issued a press release announcing the signing of a definitive agreement for the development and commercialization of Contrave in North America. Please note that all of the information discussed on the call today is covered under the Safe Harbor provisions of the Private Securities Litigation Reform Act.

I caution listeners that during this call the Company’s management will be making forward-looking statements. Actual results could differ materially from those stated or implied by our forward-looking statements due to risks and uncertainties associated with the Company’s business. These forward-looking statements are qualified in their entirety by the cautionary statements contained in today’s press release and the Company’s SEC filings including the Quarterly Report on Form 10-Q that the Company filed on August 6, 2010.

The content of this conference call contains time-sensitive information and is accurate only as of the date of this live broadcast, September 2, 2010. Orexigen undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this conference call.

I will now turn the call over to Mike Narachi, our President and CEO.

Mike Narachi - Orexigen Therapeutics, Inc. - President and CEO

Thanks, Heather. As you know we have been focused on three key objectives; partnering, approval and launch and I am thrilled to announce the achievement of one of these objectives with the North American partnership for Contrave with Takeda. This partnership represents the culmination of months of hard work and we have arrived at an arrangement that I believe greatly enhances our ability to successfully commercialize Contrave.

With this partnership in place, we expect to develop a best-in-class launch strategy to assure Contrave is available to the right patients by targeting the right physicians for education and training. Importantly, we expect Contrave, if approved, to deliver a safe and effective new therapeutic tool for obese patients.

When we considered potential partners, we evaluated them on strategic fit, expertise and successfully commercializing primary care products and a strong partnership reputation and I can say confidently that Takeda is uniquely positioned along all three parameters.

Takeda is a leading global pharmaceutical company with over $15 billion in annual sales. It is one of the top 15 pharmaceutical companies in the United States and globally. The Company is a leader in diabetes care with a strong presence in cardiometabolic health. Our announcement today and the Amylin collaboration announced last year represent affirmation of that commitment.

Very importantly, Takeda is recognized as a company that embraces and has driven growth through strong mutually beneficial partnerships. I would like to ask Jay Hagan, who led the overall deal strategy and process, to walk through the terms. Jay?

Jay Hagan - Orexigen Therapeutics, Inc. - SVP, Corporate Development, Strategy and Communications

Thanks, Mike. Let me start out by laying out the three primary objectives we sought to achieve in a partnership. The first was resourcing. We wanted to ensure that our partner was committed to contracting and would put the necessary resources behind the product. Takeda has a proven track record of launching successful products and has indicated the desire to invest significantly in Contrave. We put great emphasis on securing a partner that was motivated to make Contrave succeed.

Second was economic value share. Orexigen has made a substantial investment to get Contrave to this point in its development. Our deal was structured to enable the partners to share equally in the economics through a combination of upfront and milestone-based payments reflecting the R&D investment that Orexigen has made to date with royalties and sales milestones in the future after approval and launch.

The third was strategic rights. It was important for Orexigen to retain certain strategic rights including co-development, co-promotion and joint governance. We expect to participate in the ongoing development and commercialization of the product so that we can continue to provide input and have the option to co-promote Contrave to maintain long-term optionality for Orexigen.

We believe that we have achieved all of these elements in our arrangement with Takeda. Takeda has committed to provide substantial commercial resources that we feel, if Contrave is approved, will enable a terrific launch.

Under the terms of the collaboration agreement, Orexigen will receive an upfront cash payment of $50 million from Takeda and is eligible to receive additional payments of over $1 billion upon achieving certain anniversary, regulatory and sales-based milestones. This includes $100 million that can be achieved between now and the first commercial sale of Contrave.

We will receive tiered royalties starting at 20% and increasing to 35% as the level of sales increases. Orexigen will be responsible for manufacturing Contrave with Takeda paying Orexigen’s manufacturing costs. We also retain the right to co-develop and co-promote Contrave and we have equal representation on the various governance committees.

Takeda will generally be responsible for 75% of the post-approval development costs and Orexigen will be responsible for 25%, except for certain clinical safety trial costs for which Orexigen will have additional cost-sharing responsibility.

Finally, Takeda will bare all commercialization costs and will share in certain costs if we establish our own co-promote salesforce. These terms, along with the other details of the agreement, have allowed us to achieve our desired outcome along with three objectives that we established at the outset.

I’m going to hand the call over to Graham Cooper, our CFO, to discuss the implications of this transaction on our financial outlook. Graham?

Graham Cooper - Orexigen Therapeutics, Inc. - CFO

Thanks, Jay. This transaction obviously provides a significant cash infusion for Orexigen. As Jay just mentioned, we will receive $50 million upfront as provided for in the agreement. With a cash balance of $63 million as of June 30 this gives us a pro forma cash balance exceeding $100 million.

We’re also eligible, as Jay mentioned, to receive up to $100 million in additional milestones between now and launch. And as a result of this, our financing needs have been greatly diminished and in fact we do not anticipate needing to raise additional capital in the foreseeable future.

Mike Narachi - Orexigen Therapeutics, Inc. - President and CEO

Thanks, Graham. I would like to ask Mark Booth, our Chief Commercial Officer, to take a moment to provide his perspective on why this is a great fit.

Mark Booth - Orexigen Therapeutics, Inc. - Chief Commercial Officer

Well, as we have been communicating to investors for the past year we have targeted a preapproval partnership with strong strategic fit so that we and our partner will have enough time to plan for a coordinated and informed launch of Contrave. We found that partnership in Takeda.

Takeda is committed to becoming a leader in the treatment of obesity and they have built blockbuster brands; both Prevacid and Actos are strong examples, and the Actos story is a very relevant analogy. Takeda built a $3 billion-plus product in the US diabetes market by executing a comprehensive strategy that involved the right mix of commercial effort, clinical development, managed care positioning, and lifecycle management.

We believe that their expertise will greatly benefit Contrave and there is synergy between Contrave, the Takeda diabetes and emerging obesity franchises. The same physicians that are treating type 2 diabetes patients are also logical, high-potential Contrave targets.

Lastly and very importantly, Takeda employs very talented people. They take a long-term, committed approach and they know how to partner. Overall, we could not be more pleased than to be working with Takeda.

Mike Narachi - Orexigen Therapeutics, Inc. - President and CEO

Thanks for those perspectives, Mark. Now that we have executed on our stated strategy of securing a partnership preapproval, our joint focus will be on the final steps of the regulatory review process for Contrave. If approved, we believe that an effective launch in the obesity space should integrate plans for physician and patient education, generation and publication of new data, patient support programs to guide the obese patient through a successful weight loss program.

I would like to finish by thanking both the Orexigen and Takeda teams for their tremendous effort in this process. With that, we would be happy to take your questions.

QUESTION AND ANSWER

Operator

(Operator Instructions) Adam Cutler, Canaccord.

Adam Cutler - Canaccord Genuity - Analyst

Hi, good morning and congratulations on the deal. Had a couple of quick questions. One is how does Empatic fit into this? I think in the past you discussed the possibility of forming a collaboration that would include both Contrave and Empatic. Does Takeda have an option on Empatic? Does the cash infusion from the upfront and potential cash from the milestones mean that you might consider advancing Empatic sooner rather than later?

Mike Narachi - Orexigen Therapeutics, Inc. - President and CEO

Thanks for your question, Adam. No, at this time we reserve all the rights to Empatic worldwide and our strategy there is to move through the regulatory process with Contrave and then complete the strategy for development and commercialization of Empatic for which we would expect again to pursue a partnership prior to starting Phase 3s. So, no, we have got all the rights still for Empatic and we reserve that for later transaction.

Adam Cutler - Canaccord Genuity - Analyst

Okay, and far as your thinking on when you might consider further studies of Empatic?

Mike Narachi - Orexigen Therapeutics, Inc. - President and CEO

After we get Contrave approved.

Adam Cutler - Canaccord Genuity - Analyst

Okay. And then one other question I had around the Takeda partnership. There is some reference in the 8-K to neither company commercializing the weight-loss therapy during some specified time, which isn’t outlined — the dates aren’t outlined in the 8-K at least, other than the products that are already in each company’s portfolio. So we just covered Empatic I guess on your side, but where does the Amylin obesity collaboration fit into this from the Takeda side?

Mike Narachi - Orexigen Therapeutics, Inc. - President and CEO

Yes, obviously both companies already have obesity products in their pipeline and I will let Jay take that question on the non-compete section.

Jay Hagan - Orexigen Therapeutics, Inc. - SVP, Corporate Development, Strategy and Communications

Yes, hi, Adam. The agreement does provide for a standard non-compete clause where both company’s pipelines existing as of the date of the transaction are excluded from the non-compete in terms of being considered a competitive product.

Adam Cutler - Canaccord Genuity - Analyst

And then as far as your view on how — assuming that both Contrave and the Amylin obesity product make it to the market, how do you imagine those two fitting together in the Takeda portfolio or what impact that might have on Contrave specifically?

Mike Narachi - Orexigen Therapeutics, Inc. - President and CEO

Yes, obviously, we had good discussions on that topic with our partner and we see them as very complimentary and maybe I will let Mark comment briefly on that topic.

Mark Booth - Orexigen Therapeutics, Inc. - Chief Commercial Officer

Yes, just to echo what Mike said, we see it as a very complimentary fit. We think there is going to be a lot of expertise built up there and I think a good analogy would be to take a look at the — like the diabetes market, if you were to have a drug like Actos in your bag, an oral, and an injectable like Byetta, it’s a very powerful combination.

Adam Cutler - Canaccord Genuity - Analyst

Got it. Okay, well thanks a lot. Congrats again.

Mike Narachi - Orexigen Therapeutics, Inc. - President and CEO

Thanks.

Operator

Bill Tanner, Lazard Capital Markets.

Bill Tanner - Lazard Capital Markets - Analyst

Thanks for taking the questions and congratulations on the deal. Maybe just a couple of questions but a quick one for Graham. I don’t know if you were willing to comment specifically on the $100 million that could be received prior to commercialization. Is it fair to say that all of it, or at least the majority of it, would be tied to the approval?

Graham Cooper - Orexigen Therapeutics, Inc. - CFO

There is a portion related to approval, but it is staged across regulatory and commercial events including launch of Contrave in the US.

Bill Tanner - Lazard Capital Markets - Analyst

Okay, and then maybe just for you, Mike, I know that Orexigen has talked historically about if need be the Company would commercialize Contrave on their own and targeting specialists, [big-city] specialists, endocrinologists, so on and so forth.

In your opening comments you talked about wanting to make sure you focus on the right patients and the right physicians and it sounds like, obviously, Takeda’s commercial footprint is more with the PCPs, so — and I understand, too, that you guys have retained co-promote rights, so can you kind of help us understand a little bit as to how the rollout would potentially go in terms of the specific call points? If it is going to be more PCP or if Orexigen is going to carry some of the load as it relates to the specialists?

Mike Narachi - Orexigen Therapeutics, Inc. - President and CEO

Yes, thanks for the question. Good one. As Jay said, one of the most important things when we assessed partners in our structured competitive process was resourcing, and with Takeda’s commitment, not only strategically to obesity, but — in this particular transaction, Takeda’s commitment to resourcing the Contrave program.

We think they are going to put a tremendous amount of resources onto the product and onto the launch, so that, obviously, changes our view of what kind of additional value could the Orexigen co-promote option bring. We have not fully evaluated that option yet. What our plan would be is to evaluate the option to co-promote and obviously the most important factor there would be could we drive significant incremental sales and high ROI for our shareowners on the fielding of that salesforce.

We would not field that salesforce by building our own; we would anticipate if we did that it would be through a partnership with a CSO so we are evaluating that at this point in time. We haven’t made a decision on that. But again I think importantly we wouldn’t be using resources to build our own field force at this time.

Takeda’s footprint is so broad and deep that we are really, really pleased with the commitment that they have, so it is not an obvious choice of ours at this moment.

Bill Tanner - Lazard Capital Markets - Analyst

And then if I could just ask one last one, I know that there are various subpopulations that — obese people — patients with depression. I am assuming that if that indication like that were to be developed that would fall under the collaboration but things like smoking cessation without weight gain or anything that is contemplated that might be outside garden-variety obesity? Is that included implicitly, or —?

Mike Narachi - Orexigen Therapeutics, Inc. - President and CEO

Yes, the partnership considers all indications and uses for Contrave.

Bill Tanner - Lazard Capital Markets - Analyst

Okay, all right. Thanks and congratulations.

Mike Narachi - Orexigen Therapeutics, Inc. - President and CEO

Thank you.

Operator

Josh Schimmer, Leerink.

Josh Schimmer - Leerink Swann LLC - Analyst

Hey, thanks so much for taking my question and congratulations on the deal.

Mike Narachi - Orexigen Therapeutics, Inc. - President and CEO

Thanks, Josh.

Josh Schimmer - Leerink Swann LLC - Analyst

A few questions. First, the royalties being subject to customary reductions. What are customary reductions and what would the magnitude of those customary reductions typically be?

Mike Narachi - Orexigen Therapeutics, Inc. - President and CEO

Yes, thanks. I will let Jay handle that. It’s fairly standard language.

Jay Hagan - Orexigen Therapeutics, Inc. - SVP, Corporate Development, Strategy and Communications

Yes, hi, Josh. You probably see in a number of agreements that you can diligence that there are — for small molecule therapeutics in particular — there is numerous ways that customary reductions can be applied including what is known as anti-stacking provisions, where if we chose to license in additional intellectual property to improve the formulation of the product, for example, then the royalties owed to Orexigen would be subject to those types of reductions and sharing the incremental intellectual property costs.

Josh Schimmer - Leerink Swann LLC - Analyst

Okay, very helpful. And then in terms of the post-approval development costs, including the clinical safety trial costs, do you have an estimate as to — on an annual basis what Orexigen would be financing? I am guessing you have got some guesstimate of what the potential cardiovascular outcomes or analysis study would be and is that included in the 50/50 cost-sharing bucket and kind of net-net where should we expect the spending to be?

Mike Narachi - Orexigen Therapeutics, Inc. - President and CEO

Yes, the way that the co-development arrangement works is some cost sharing, primarily it’s in the 75/25 category. There was a provision for additional cost sharing on the required safety studies. We don’t know what those studies are yet. We still have to evaluate that. We are going through the regulatory process now so when we get a clearer picture on what it might take to continue to assess risk and benefit in the obese population then it will be easier for us to estimate, but it’s pretty hard for us to estimate right now.

Josh Schimmer - Leerink Swann LLC - Analyst

And you talked before, Mike, about the — at least possibility of doing a joint Empatic/Contrave partnership, just curious as to why in this case you have gone with Contrave alone. What drove that decision as opposed to both together?

Mike Narachi - Orexigen Therapeutics, Inc. - President and CEO

Well, primarily from our side, I think that the value of Empatic, we think changes dramatically with the approval of Contrave in the marketplace. So at this time there is no real sense of urgency for us.

Our strategy is to watch both the regulatory review process for Contrave as well as the regulatory review process for the other agents in the space to understand how the Agency is viewing various components, particularly the combination products. That will help us architect a really clear strategy for both the development and the commercial opportunity for Empatic.

To enter into a partnership at this stage with Empatic we just thought it was a lot better for us and for our shareowners to wait a few more months here where we thought it would be clear we would be able to architect a much better partnership arrangement.

Josh Schimmer - Leerink Swann LLC - Analyst

Terrific, congrats again. Thanks for all the granularity on the deal terms.

Mike Narachi - Orexigen Therapeutics, Inc. - President and CEO

All right. Thank you.

Operator

Phil Nadeau, Cowen and Company.

Phil Nadeau - Cowen and Company - Analyst

Good morning. Let me add my congratulations on the deal. First question is on Takeda salesforce. Do you know how many people they currently have in their metabolic salesforce and do they plan to add new reps, new heads with the launch of Contrave?

Mike Narachi - Orexigen Therapeutics, Inc. - President and CEO

I will let Mark take that question.

Mark Booth - Orexigen Therapeutics, Inc. - Chief Commercial Officer

Yes, we are not at liberty to discuss the size of the Takeda salesforce, but it is significant and they — as we have mentioned, they have made a significant commercial commitment around Contrave, if approved.

Phil Nadeau - Cowen and Company - Analyst

Okay, and a related question is, given that they do have other metabolic products and they could have other obesity products in the future, does the deal require any certain amount of first-position calls for Contrave in the salespeople’s’ bag or is that left up to the discretion of Takeda?

Mark Booth - Orexigen Therapeutics, Inc. - Chief Commercial Officer

We have worked out a call plan with Takeda, and it is spelled out, and I will leave it at that.

Phil Nadeau - Cowen and Company - Analyst

Okay.

Mike Narachi - Orexigen Therapeutics, Inc. - President and CEO

Very specific commitments on the resourcing side. As Jay said, the number one — or one of the main components of the deal was resourcing, so there were very specific contractual terms around the level of commitment.

Phil Nadeau - Cowen and Company - Analyst

Okay, and on the manufacturing side you mentioned that you’re going to manufacture — and Takeda is going to pick up the costs. Is it strictly that they pick up the cost or is there some sort of cost-plus where you actually make a margin on the manufacturing in addition to the royalty that you receive?

Mike Narachi - Orexigen Therapeutics, Inc. - President and CEO

It’s pretty much a straight cost direct — all of our costs, third-party costs will be covered. I wouldn’t factor in our margin.

Phil Nadeau - Cowen and Company - Analyst

Okay. And then, Graham, one last question for you. Based on your comments to an earlier question it does seem like there may be a milestone based on a positive FDA panel review which could be received by the end of this year. Is that a fair assumption? If so, could you give us some idea how big that milestone could be?

Graham Cooper - Orexigen Therapeutics, Inc. - CFO

I wouldn’t make that assumption, no.

Phil Nadeau - Cowen and Company - Analyst

Okay.

Mike Narachi - Orexigen Therapeutics, Inc. - President and CEO

The $100 million is paid between approval and launch, so it is just that small space between the approval and launch where that $100 million comes in.

Phil Nadeau - Cowen and Company - Analyst

Great. Thanks for taking my questions. Congratulations again.

Mike Narachi - Orexigen Therapeutics, Inc. - President and CEO

Thank you.

Operator

Steve Byrne, Merrill Lynch.

Steve Byrne - BofA Merrill Lynch - Analyst

Hi, I was wondering if your discussions with Takeda involved any regions outside of North America?

Mike Narachi - Orexigen Therapeutics, Inc. - President and CEO

At this time, the transaction is just a North American partnership and we thought that it was really important to focus on the US, since the US is first and the PDUFA date is looming close and the potential launch very close as well, so we focused right now on the US.

You can imagine the tremendous amount of work it takes to execute one of these transactions, so we thought we would prioritize at this stage and we focused on the US and we thought it was really important to get the two border countries involved from a commercial pricing standpoint and it gives the partner the ability to control not only the US, but Canada and Mexico as well. So other regions would be something that would focus on next.

Steve Byrne - BofA Merrill Lynch - Analyst

Okay, and then regarding your co-promotion option, is it fair to say you will just retain this right and then as recourse, if you need it, if you are not satisfied with the progress or do you think it is more than likely you will proceed with a sales initiative on your own?

Mike Narachi - Orexigen Therapeutics, Inc. - President and CEO

Again, it was a great option, really important for us to structure that into the deal and to have it for long-term flexibility and optionality. So that was critical for us as one of our key strategic rights and we are successful in reaching agreement with Takeda on that term.

The short-term decision of whether or not to put salesforce on the ground at launch alongside Takeda will depend on a fairly straightforward analysis on whether or not we can drive significant incremental sales and get high return on investment for putting those — that salesforce on the ground.

And again, right now if we did elect to do that option, which will take further evaluation based on Takeda’s launch plan and any opportunity that would exist for putting additional salesforce on the ground, we would not anticipate doing that by building our own salesforce. We would lever some of the very high-quality contract sales organizations that are out there that are even willing to field salesforces small and large through great partnering transactions.

Steve Byrne - BofA Merrill Lynch - Analyst

And lastly, if the FDA requires any additional preapproval trials would they be at your expense?

Mike Narachi - Orexigen Therapeutics, Inc. - President and CEO

The development — the whole development program has cost sharing various elements primarily at the 75 Takeda, 25 Orexigen element, and then some increased cost sharing for specific safety-type trials that might be required as part of the approval.

Steve Byrne - BofA Merrill Lynch - Analyst

But isn’t the 25/75 post-approval arrangement?

Graham Cooper - Orexigen Therapeutics, Inc. - CFO

Just to be clear, Steve, any preapproval developments spend would be covered by Orexigen. The 75/25 split relates to post-approval development.

Steve Byrne - BofA Merrill Lynch - Analyst

Okay, thank you.

Operator

Charles Duncan, JMP Securities.

Charles Duncan - JMP Securities - Analyst

Hi, guys, let me offer or add my congratulations on this deal. It is nice to see this get done.

Mike Narachi - Orexigen Therapeutics, Inc. - President and CEO

Thank you.

Charles Duncan - JMP Securities - Analyst

My question, first of all, is regarding ex-US. I know that you probably considered this and it was more strategic or important to get this done here in North America, but what are your plans ex-US in terms of partnering Contrave? Does Takeda have any first right of negotiation or refusal or anything for ex-US?

Mike Narachi - Orexigen Therapeutics, Inc. - President and CEO

I will let Jay take that question. He is going to be taking a brief rest here and then focusing on next steps on transactions.

Jay Hagan - Orexigen Therapeutics, Inc. - SVP, Corporate Development, Strategy and Communications

Yes, as you said, the critical path for us was really securing a partner for the potential US launch if Contrave is approved with the PDUFA date upcoming in late January. Then we will turn towards planning and framing the opportunity ex-US and of course, we would be pleased to talk with Takeda about that potential but they don’t have any specific contractual rights associated with any other geographies.

Charles Duncan - JMP Securities - Analyst

Okay, and then with regard to the rapid launch of the drug, should it be approved, what are the things that you can do now and you and your partner, what could be done now before an approval to ensure a very quick launch should it be approved?

Mike Narachi - Orexigen Therapeutics, Inc. - President and CEO

I think the biggest thing that we can do and we are going to be starting it off immediately is Takeda is putting dedicated teams and resources around the product. What impressed us significantly was the approach Takeda took toward Contrave. They are treating it as if it was their own product. So, the biggest thing we can do is plan, and the way you do that is you get the teams together and you put a launch plan together and we will be starting on that immediately.

Charles Duncan - JMP Securities - Analyst

And then finally, perhaps you addressed this with the first-position calls answer, but what are the take-back provisions, if any, if you don’t — aren’t satisfied with their performance in the field?

Mike Narachi - Orexigen Therapeutics, Inc. - President and CEO

I will let Jay take that call. Things are fairly standard in the contract, but I will let Jay handle it.

Jay Hagan - Orexigen Therapeutics, Inc. - SVP, Corporate Development, Strategy and Communications

Yes, hi, both parties have certain termination rights. However, those are confidential at this point.

Charles Duncan - JMP Securities - Analyst

Okay, and then I guess my final, with regard to the co-promote option, are there any time milestones that you need to make that decision by?

Mike Narachi - Orexigen Therapeutics, Inc. - President and CEO

We maintain that flexibility throughout pretty much any phase of the evolution of Orexigen that you could imagine our co-promote option persists.

Charles Duncan - JMP Securities - Analyst

Okay, excellent deal. Thanks for taking my call.

Mike Narachi - Orexigen Therapeutics, Inc. - President and CEO

Thank you.

Operator

With no further questions in queue I would now like to turn the call over to Mr. Mike Narachi for closing remarks.

Mike Narachi - Orexigen Therapeutics, Inc. - President and CEO

Well thanks, everyone. Thanks for joining us on the call today and for your continued support. We have taken a major step forward today for Orexigen and we couldn’t be more pleased to have Takeda at our side as we work together to bring to market a safe and effective new therapy for obese patients.

I would also like to say that I am extremely proud of my team here at Orexigen. They did a terrific job on this deal. Thanks very much for joining us and for your continued support.

Operator

Thank you for joining today’s conference. That concludes the presentation. You may now disconnect and have a wonderful day.